                                                       REGISTRATION NO. 33-64459
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                   IBP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                      42-0838666
   (State or other jurisdiction         (I.R.S. Employer
of incorporation or organization)     Identification No.)

                                   IBP AVENUE
                              POST OFFICE BOX 515
                          DAKOTA CITY, NEBRASKA 68731
                                 (402) 494-2061
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                            ------------------------
                            LONNIE O. GRIGSBY, ESQ.
                    EXECUTIVE VICE PRESIDENT-GENERAL COUNSEL
                                   IBP, INC.
                                   IBP AVENUE
                              POST OFFICE BOX 515
                          DAKOTA CITY, NEBRASKA 68731
                                 (402) 494-2061

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

           JAMES L. PURCELL, ESQ.                       ROBERT M. CHILSTROM, ESQ.
            JOHN P. MCENROE, ESQ.                        JEFFREY W. TINDELL, ESQ.
  PAUL, WEISS, RIFKIND, WHARTON & GARRISON         SKADDEN, ARPS, SLATE, MEAGHER & FLOM
         1285 AVENUE OF THE AMERICAS                         919 THIRD AVENUE
        NEW YORK, NEW YORK 10019-6064                 NEW YORK, NEW YORK 10022-3897
               (212) 373-3000                                 (212) 735-3000

    Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                              PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES            AMOUNT TO BE    OFFERING PRICE PER  AGGREGATE OFFERING    REGISTRATION
TO BE REGISTERED                             REGISTERED(1)    SECURITY(2)(3)(4)     PRICE(2)(3)             FEE
-------------------------------------------------------------------------------------------------------------------
Debt Securities...........................    $500,000,000          100%            $500,000,000        $172,414(5)
===================================================================================================================

(1) In United States dollars or the equivalent thereof in a foreign or composite currency.

(2) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee.

(3) Or, if any Debt Securities are issued (i) at an original issue discount, such greater principal amount as shall result in an aggregate offering price equal to $500,000,000 or (ii) with a principal amount denominated in a foreign or composite currency, such principal amount as shall result in the aggregate offering price equivalent to $500,000,000 at the time of the offering.

(4) Plus accrued interest, if any.

(5) Previously paid.
                            ------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 15, 1995
PROSPECTUS

                                  $500,000,000

                                   IBP, INC.
                                DEBT SECURITIES
                            ------------------------

     IBP, inc. ("IBP" or the "Company") may offer from time to time its senior unsecured debt securities (the "Debt Securities") at an aggregate initial offering price of up to $500,000,000 (or the equivalent thereof if any of the Debt Securities are denominated other than in U.S. dollars) on terms to be determined at the time of offering. The series, specific designation, aggregate principal amount, maturity, rate (or manner of rate calculation) and time of payment of any interest, purchase price, any terms relating to mandatory or optional redemption or repayment (including any sinking fund), any modification of the covenants and any other specific terms in connection with the sale of the Debt Securities in respect of which this Prospectus is being delivered are set forth in an accompanying Prospectus Supplement. The Prospectus Supplement also includes information concerning any listing on a stock exchange of the Debt Securities with respect to which this Prospectus and the Prospectus Supplement are being delivered.

                           ------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                             A CRIMINAL OFFENSE.

                           ------------------------

    The Debt Securities may be offered directly by the Company, through agents designated from time to time, through dealers or through underwriters. See "Plan of Distribution." Any such agents, dealers or underwriters are set forth in the accompanying Prospectus Supplement. If an agent of IBP or a dealer or underwriter is involved in the offering of the Debt Securities, the name of such agent, dealer or underwriter, any applicable commissions or discounts, and net proceeds to IBP will be set forth in the Prospectus Supplement with respect to such Debt Securities. Any agents, dealers or underwriters participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended.

    This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.

                            ------------------------

                   The date of this Prospectus is

                             AVAILABLE INFORMATION

     IBP is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy materials and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy materials and other information concerning IBP and the Registration Statement (as defined below) can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices maintained by the Commission at The Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies can be obtained by mail from the Commission at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies can be obtained electronically through the Commission's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. In addition, reports, proxy statements and other information concerning IBP can be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York, on which IBP's common stock is listed.

     IBP has filed with the Commission a registration statement on Form S-3 (herein, together with all information incorporated by reference therein and all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus and any applicable Prospectus Supplement do not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement including the exhibits filed as a part thereof. Statements made in this Prospectus and any applicable Prospectus Supplement as to the contents of any documents referred to are not necessarily complete, and in each instance reference is made to such exhibit for a more complete description and each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by IBP with the Commission (File No. 1-6085) pursuant to the Exchange Act are incorporated in and made a part of this Prospectus by reference thereto:

          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

          (b) Quarterly Reports on Form 10-Q for the thirteen weeks ended April 1, 1995, the twenty-six weeks ended July 1, 1995, and the thirty-nine weeks ended September 30, 1995; and

          (c) Current Report on Form 8-K filed with the Commission on August 7, 1995.

     All other documents filed by IBP pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities made hereby shall be deemed incorporated by reference in this Prospectus and any applicable Prospectus Supplement and to be a part hereof from the date of filing of such documents. Any statement contained in the documents incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus or any applicable Prospectus Supplement, shall be deemed to be modified or superseded for purposes of this Prospectus or any applicable Prospectus Supplement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any applicable Prospectus Supplement.

     IBP will provide without charge to each person to whom this Prospectus and any Prospectus Supplement have been delivered, upon written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this Prospectus or any applicable Prospectus Supplement. Requests for such copies should be directed to Investor Relations Department, IBP, inc., Post Office Box 515 #52A, Dakota City, Nebraska 68731; telephone number (402) 241-2559.

                                  THE COMPANY

     IBP is the world's leading producer of fresh beef and pork, with fiscal 1994 net sales of approximately $12.1 billion. Customers include food retailers, distributors, wholesalers, restaurant and hotel chains and other food processors. IBP also produces fully cooked meats for the retail and food service industries. Its allied products line includes more than 250 items, including tanned hides for leather makers, ingredients for pharmaceuticals and raw materials for animal feeds.

     Founded in 1960 as Iowa Beef Packers, Inc., the Company began operations in 1961 with one plant in western Iowa. Today, IBP has 23 plant sites in North America, regional sales offices throughout the United States and international sales offices in England and Japan.

     IBP is a Delaware corporation with executive offices located at IBP Avenue, Dakota City, Nebraska 68731-0515. The telephone number of its Investor Relations Department is (402) 241-2559. Unless the context indicates otherwise, all references in this Prospectus to "IBP" or the "Company" include IBP, inc. and its subsidiaries.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for IBP for each of the periods set forth below is as follows:

    THIRTY-NINE WEEKS ENDED                                        FISCAL YEARS ENDED
-------------------------------     --------------------------------------------------------------------------------
SEPTEMBER 30,     SEPTEMBER 24,     DECEMBER 31,     DECEMBER 25,     DECEMBER 26,     DECEMBER 28,     DECEMBER 29,
    1995              1994            1994(1)            1993             1992             1991             1990
-------------     -------------     ------------     ------------     ------------     ------------     ------------
    11.68x            5.85x             7.36x            3.67x            2.87x            1.03x            2.23x

---------------
(1) Fiscal year consisted of 53 weeks.

     The ratio of earnings to fixed charges has been computed by dividing pre-tax earnings available for fixed charges (earnings before income taxes adjusted for interest expense and one-third of operating lease/rent expense) by fixed charges. Fixed charges include interest expense (incurred interest before capitalized interest and interest income) and one-third of operating lease/rent expense. The Company's management believes that one-third of operating lease/rent expense is representative of the interest factor.

                                USE OF PROCEEDS

     Except as otherwise provided in the applicable Prospectus Supplement, the net proceeds to IBP from the sale of the Debt Securities offered hereby will be added to the working capital of IBP and will be available for general corporate purposes.

                       DESCRIPTION OF THE DEBT SECURITIES

     The Debt Securities are to be issued under an Indenture (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"). A form of the Indenture has been filed as an exhibit to the Registration Statement. The statements made under this heading relating to the Debt Securities and the Indenture are summaries of the provisions thereof and do not purport to be complete. Parenthetical references below are to the Indenture or to sections of the Trust Indenture Act of 1939, as amended (the "TIA"), certain provisions of which govern the terms of the Indenture, and, whenever any particular provision of the Indenture or the TIA or any defined term used therein is referred to, such provision or defined term is incorporated by reference as a part of the statement in connection with which such reference is made, and the statement in connection with which such reference is made is qualified in its entirety by such reference. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Indenture.

GENERAL

     The Indenture does not limit the amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued thereunder from time to time in one or more series up to the aggregate principal amount which may be authorized by the Company for each series. The Debt Securities will be unsecured and unsubordinated Debt of the Company and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Company. The particular terms of each series of Debt Securities, as well as any modifications of or additions to the general terms of the Debt Securities as described herein that may be applicable in the case of a particular series of Debt Securities, will be described in the Prospectus Supplement relating to such series of Debt Securities. Accordingly, for a description of the terms of a particular series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of Debt Securities set forth in this Prospectus.

     Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for a description of the following terms or additional provisions of the Debt Securities: (1) the title of such Debt Securities; (2) any limit on the aggregate principal amount of such Debt Securities; (3) the price or prices at which such Debt Securities will be issued; (4) the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of such Debt Securities will be payable; (5) the rate or rates per annum (which may be fixed, floating or adjustable) at which such Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined; (6) the date or dates from which interest, if any, on such Debt Securities shall accrue or the method by which such date or dates shall be determined, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence, the Regular Record Dates for such Interest Payment Dates, if any, and the Person to whom any interest on such Debt Securities will be payable, if other than the Person in whose name such Debt Securities are registered on any Regular Record Date; (7) the date, if any, after which and the price or prices at which such Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at the option of the Company or the Holder and any other terms and provisions of such optional or mandatory redemptions; (8) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which, the Currency in which, and the other terms and conditions upon which, such Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (9) whether such Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, whether any of such Debt Securities shall be issuable in whole or in part in temporary or permanent global form or in the form of Book-Entry Securities and, if so, the circumstances under which any such global security or global securities or Book-Entry Securities may be exchanged for Debt Securities registered in the name of, and any transfer of such global or Book-Entry Securities may be registered to, a Person other than the depository for such temporary or permanent global securities or Book-Entry Securities or its nominee; (10) if other than Dollars, the Currency in which such Debt Securities will be denominated and in which the principal of (and premium, if any) and any interest on such Debt Securities will be payable; (11) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based on one or more Currencies, commodities, equity indices or other indices) and the manner in which such amounts shall be determined; (12) whether the Company or Holder may elect payment of the principal of (and premium, if any) or interest, if any, on such Debt Securities in one or more Currencies other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Debt Securities are denominated or stated to be payable and the Currency in which such Debt Securities are to be so payable;
(13) the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of (and premium, if any) and any interest on such Debt Securities shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, such Debt Securities may be surrendered for exchange and notice or demands to or upon the Company in respect of such Debt Securities and the Indenture may be served;
(14) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any

Registered Securities of the series shall be issuable and, if other than the denomination of $5,000, the denomination or denominations in which any Bearer Securities of the series shall be issuable; (15) the applicability, if at all, to such Debt Securities of the provisions of Article XIV of the Indenture described under "Defeasance and Covenant Defeasance" below, and any provisions in modification of, in addition to or in lieu of any of the provisions of such Article; (16) the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global security on an Interest Payment Date will be paid if other than in the manner provided in the Indenture;
(17) whether and under what circumstances the Company will pay Additional Amounts as contemplated by Section 10.4 of the Indenture on such Debt Securities to any Holder who is not a United States Person (including any modification to the definition of such term as contained in the Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option); (18) provisions, if any, granting special rights to the Holders of such Debt Securities upon the occurrence of such events as may be specified; (19) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Debt Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein; (20) the date as of which any Bearer Securities of the series and any temporary global security shall be dated if other than the date of original issuance of the first of such Debt Securities; (21) if such Debt Securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions; (22) the designation of the initial Exchange Rate Agent, if any; and (23) any other terms of such Debt Securities (Section 3.1).

     The Indenture does not contain any provisions that afford Holders of Debt Securities of any series protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect Holders of the Debt Securities (except to the limited extent that the covenants described below under "Certain Restrictions" might affect the Company's ability to consummate such transactions). Any provision that does provide such protection, if applicable to the Debt Securities, will be described in the applicable Prospectus Supplement relating thereto.

     Some or all of the Debt Securities may be issued under the Indenture as Original Issue Discount Securities (bearing no interest or interest at a rate that at the time of issuance is below market rates) or as deferred interest Debt Securities (paying interest at a later date) to be issued at prices below their stated principal amounts. Certain federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities and deferred interest Debt Securities will be described in the applicable Prospectus Supplement.

     Debt Securities denominated or payable in foreign currencies may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Debt Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Registered Securities will be issuable in denominations of $1,000 and integral multiples of $1,000 and Bearer Securities will be issuable in the denomination of $5,000 or, in each case, in such other denominations as may be in the terms of the Debt Securities of any particular series. The Indenture also provides that Debt Securities of a series may be issuable in temporary or permanent global form and may be issued as Book-Entry Securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by the Company (the

"Depository") and identified in a Prospectus Supplement with respect to such series (Section 3.1). Unless otherwise specified in an applicable Prospectus Supplement, Bearer Securities will have interest coupons attached (Section 2.1).

     Registered Securities of any series will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. If (but only if) provided in an applicable Prospectus Supplement, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In such event, Bearer Securities surrendered in a permitted exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, Bearer Securities will not be issued in exchange for Registered Securities (Section 3.5).

     The Debt Securities may be presented for exchange as described above, and Registered Securities may be presented for registration of transfer (duly endorsed or accompanied by a written instrument of transfer), at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in the applicable Prospectus Supplement. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 3.5). If a Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series may be issuable both as Registered Securities and as Bearer Securities, the Company will be required to maintain (in addition to the Trustee) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities (Section 10.2).

     The Company shall not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part, (iii) exchange any Bearer Security selected for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is simultaneously surrendered for redemption; or (iv) issue, register the transfer of or exchange any Debt Securities which has been surrendered for repayment at the option of the Holder, except the portion, if any, thereof not to be so repaid (Section 3.5).

CERTAIN LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

     In order to avoid certain adverse United States federal income tax consequences to the Company, Bearer Securities will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to United States persons (each as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder), except as otherwise permitted by Treasury Regulation Section 1.163-5(c)(2)(i)(D), including offers and sales to offices located outside the United States of United States financial institutions (as defined in Treasury Regulation Section 1.165-12(c)(1)(v)) that agree in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder. Any underwriters, agents and dealers participating in the offering of Debt Securities must agree in writing that they will not offer any Bearer Securities for sale or resale in the United States or to United States persons (other than the financial institutions described above) or deliver Bearer Securities within the United States. In addition, any such underwriters, agents and dealers must agree to send confirmations to each purchaser of a Bearer Security confirming that such purchaser represents that it is not a United States person or that it is a financial institution described above and, if such person is a dealer, that it will send similar confirmations to purchasers from it. A Bearer Security may be delivered in connection with its original issuance only if the person entitled to receive such Bearer Security furnishes written certification of the beneficial ownership of the Bearer Security as required by Treasury Regulation Section 1.163-5(c)(2)(i)(D)(3). In the case of a Bearer Security in permanent global form, such certification must be given in connection with notation of a beneficial owner's interest therein in connection with the original issuance of such Debt Security (Section 3.3).

     Bearer Securities and any coupons appertaining thereto must bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." Under Sections 165(j) and 1287(a) of the Code, Holders that are United States persons, with certain exceptions, will not be entitled to deduct any loss on Bearer Securities and must treat as ordinary income any gain realized on the sale or other disposition (including the receipt of principal) of Bearer Securities.

     Other restrictions and additional tax considerations may apply to the issuance and holding of Bearer Securities. A description of any such restrictions and federal income tax consequences will be set forth in the applicable Prospectus Supplement.

GLOBAL AND BOOK-ENTRY DEBT SECURITIES

     If Debt Securities to be sold in the United States are designated by the Company in a Prospectus Supplement as Book-Entry Securities, a global security representing the Book-Entry Securities will be deposited in the name of the nominee for the Depository, representing the Debt Securities to be sold in the United States. Upon such deposit of the Book-Entry Securities, the Depository shall credit an account maintained or designated by an institution to be named by the Company or any purchaser of the Debt Securities represented by the Book-Entry Securities with an aggregate amount of Debt Securities equal to the total number of Debt Securities that have been so purchased. The specific terms of any depository arrangement with respect to any portion of a series of Debt Securities to be represented by one or more global securities will be described in the applicable Prospectus Supplement. Beneficial interests in such Debt Securities will only be evidenced by, and transfers thereof will only be effected through, records maintained by the Depository and the institutions that are Depository participants.

     If so specified in an applicable Prospectus Supplement, the portion of the Debt Securities of a series which are issuable as Bearer Securities will initially be represented by one or more temporary or permanent global Debt Securities, without interest coupons, to be deposited with a common depository in London for the Euroclear System ("Euroclear") and CEDEL S.A. ("CEDEL") for credit to the designated accounts. Unless otherwise indicated by an applicable Prospectus Supplement, on or after 40 days following its issuance, each such temporary global Debt Security will be exchangeable for definitive Bearer Securities, definitive Registered Securities or all or a portion of a permanent global Debt Security, or any combination thereof, as specified in an applicable Prospectus Supplement, only upon written certification in the form and to the effect described under "Denominations, Registration and Transfer." No Bearer Security (including a Debt Security in permanent global form) delivered in exchange for a portion of a temporary or permanent global Debt Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange (Sections 3.4 and 3.5).

     A Person having a beneficial interest in a permanent global Debt Security will, except with respect to payment of principal of, premium, if any, and interest on such permanent global Debt Security, be treated as a Holder of such principal amount of Outstanding Debt Securities represented by such permanent global Debt

Security as shall be specified in a written statement of the Holder of such permanent global Debt Security or, in the case of a permanent global Debt Security in bearer form, of the operator of Euroclear or CEDEL which is provided to the Trustee by such Person (Section 2.3).

CERTAIN RESTRICTIONS

  RESTRICTIONS ON LIENS

     The Indenture provides that neither the Company nor any Significant Subsidiary of the Company shall incur, create, issue, assume, guarantee or otherwise become liable for any Debt for money borrowed that is secured by a Lien on any asset now owned or hereafter acquired by it unless the Company makes or causes to be made effective provision whereby the Securities issued under the Indenture will be secured by such Lien equally and ratably with (or prior to) all other Debt thereby secured so long as any such Debt shall be secured. The foregoing restriction does not apply to the following:

          (i) Liens existing as of the date of the Indenture;

          (ii) Liens created by Subsidiaries of the Company to secure Debt of such Subsidiaries to the Company or to one or more other Subsidiaries of the Company;

          (iii) Liens affecting property of a Person existing at the time it becomes a Subsidiary of the Company or at the time it merges into or consolidates with the Company or a Subsidiary of the Company or at the time of a sale, lease or other disposition of all or substantially all of the properties of such Person to the Company or its Subsidiaries;

          (iv) Liens on property existing at the time of the acquisition thereof or incurred to secure payment of all or a part of the purchase price thereof, including the expenses incurred in connection therewith, or to secure Debt incurred prior to, at the time of, or within one year after the acquisition thereof for the purpose of financing all or a part of the purchase price thereof, including the expenses incurred in connection therewith;

          (v) Liens on any property to secure all or part of the cost of improvements or construction thereon or Debt incurred to provide funds for such purpose in a principal amount not exceeding the cost of such improvements or construction, including the expenses incurred in connection therewith;

          (vi) Liens on shares of stock, Debt or other securities of a Person that is not a Subsidiary;

          (vii) Liens relating to accounts receivable of the Company or any of its Subsidiaries which have been sold, assigned or otherwise transferred to another Person in a transaction classified as a sale of accounts receivable in accordance with generally accepted accounting principles (to the extent the sale by the Company or the applicable Subsidiary is deemed to give rise to a Lien in favor of the purchaser thereof in such accounts receivable or the proceeds thereof);

          (viii) Liens created pursuant to applications or reimbursement agreements pertaining to commercial letters of credit which encumber only the goods, or documents of title covering the goods that are sold or shipped in the transaction for which such letters of credit were issued;

          (ix) Liens incurred by the Company after the date of this Agreement in connection with industrial revenue bond financing for facilities (including pollution control equipment) to be used by the Company or any Subsidiary;

          (x) Liens in favor of governmental bodies to secure progress, advance or other payments;

          (xi) other Liens arising in connection with Debt of the Company and its Subsidiaries in an aggregate principal amount for the Company and its Subsidiaries not exceeding 10% of the Consolidated Net Assets of the Company at the time such Lien is issued, created or assumed; and

          (xii) any extension, renewal or replacement (or successive extensions, renewals or replacements) of any Lien referred to in the foregoing clauses
     (i) through (xi) inclusive, or of any Debt secured thereby, provided that the principal amount of Debt secured thereby shall not exceed the greater of (A) the principal amount of Debt so secured at the time of such extension, renewal or replacement and (B) the principal amount of Debt secured at the time the Lien was issued, created, assumed or otherwise permitted, plus in either of (A) or (B) the expenses of the Company and its Subsidiaries (including any premium) incurred in connection with any such extension, renewal or replacement, and provided further that such extension, renewal or replacement Lien shall be limited to all or part of substantially the same property that secured the Lien extended, renewed or replaced (plus improvements on such property) (Section 10.6).

  RESTRICTIONS UPON SALE AND LEASEBACK TRANSACTIONS

     The Company is not permitted, and may not permit a Significant Subsidiary, to enter into any arrangement on or after the date of the Indenture, or such other date as may be specified in any Prospectus Supplement for an applicable series of Debt Securities issued pursuant to the Indenture, with any Person (other than the Company or another Subsidiary) providing for the leasing by the Company or any such Significant Subsidiary of any Principal Property (except a lease for a temporary period, including renewals, of not more than 24 months by the end of which it is intended that the use of such property by the lessee will be discontinued) except (i) where the Company or such Subsidiary would be entitled to incur Debt secured by a Lien on the property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Debt Securities, (ii) where the Sale and Leaseback Transaction is entered into in respect of property acquired by the Company or a Subsidiary within 24 months of such acquisition,
(iii) where such Sale and Leaseback Transaction is entered into by the Company or a Subsidiary in respect of property within 24 months of the Company's or a Subsidiary's acquisition of, or merger with, the Person owning such property, or
(iv) where the Company within 120 days of entering into the Sale and Leaseback Transaction applies to the retirement of Debt Securities of any series an amount equal to the greater of (a) the net proceeds of the sale of the property leased pursuant to such Transaction or (b) the fair market value of the property so leased (Section 10.7).

  RESTRICTIONS UPON MERGER AND SALE OF ASSETS

     The Indenture provides that the Company may not consolidate with or merge into any other Person, or sell, convey, transfer, lease, or otherwise dispose of, or permit one or more of its Subsidiaries to sell, convey, transfer, lease, or otherwise dispose of, all or substantially all of the property and assets of the Company, on a consolidated basis, to any Person unless, among other things,
(i) either the Company is the continuing corporation or such Person is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and assumes by supplemental indenture all the obligations of the Company under the Indenture and the Debt Securities, and (ii) immediately after the transaction no Default or Event of Default shall exist (Section 8.1).

EVENTS OF DEFAULT

     The Indenture defines an Event of Default with respect to the Debt Securities of any series as being any one of the following events: (i) default for 30 days in any payment of interest upon or any Additional Amounts payable in respect of any Debt Security of that series when due; (ii) default in any payment of principal of (or premium, if any, upon) any Debt Security of that series when due; (iii) default in the deposit of any sinking fund payment, when and as due by the terms of any Debt Security of that series; (iv) default for 60 days after appropriate notice in the performance of any other covenant in the Indenture with respect to any Debt Security of that series; (v) certain events in bankruptcy, insolvency, reorganization or other similar laws; and (vi) any other Event of Default provided with respect to Debt Securities of that series (Section 5.1).

     In case an Event of Default shall occur and be continuing with respect to the Debt Securities of any series, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities then Outstanding of that series may declare the principal of the Debt Securities of such series (or, if the Debt Securities of that series were issued as discounted Debt Securities, such portion of the principal as may be specified in the terms of that series) and the accrued interest thereon, if any, to be due and payable (Section 10.8).

     The Indenture requires the Company to file annually with the Trustee an Officers' Certificate as to the absence of certain defaults under the terms of the Indenture (Section 10.8). The Indenture provides that the Trustee may withhold notice to the Holders of any default (except in payment of principal or premium, if any, or interest) if it considers it in the interest of the Holders to do so (Section 6.1).

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Indenture provides that the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of Holders unless such Holders shall have offered to the Trustee reasonable indemnity and security against the costs, expenses and liabilities which might be incurred by it in compliance with such request (Section 5.7). Subject to such provisions for indemnification and certain other rights of the Trustee, the Indenture provides that the Holders of a majority in principal amount of the Debt Securities of any series then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee (Section 5.12).

     The Holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of the Holders of all the Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive portions of the Indenture and, if applicable, such Debt Securities, unless a greater percentage of such aggregate principal amount is specified in the applicable Prospectus Supplement. The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of such series and any related coupons waive any past default under the Indenture with respect to such series and its consequences, except a default
(i) in the payment of the principal of (or premium, if any) or interest on or Additional Amounts payable in respect of any Debt Security of such series, or
(ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected thereby (Section 5.13).

MODIFICATION OF THE INDENTURE

     Modification and amendment of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of all Outstanding Debt Securities of any series that are affected by such modification or amendment unless a greater percentage of such aggregate principal amount is specified in the Prospectus Supplement; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security of such series, among other things: (i) change the Stated Maturity of the principal of, or any installment of interest on, any Debt Security of such series; (ii) reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of, any Debt Security of such series; (iii) change any obligation of the Company to pay Additional Amounts in respect of any Debt Security of such series; (iv) reduce the amount of principal of an Original Issue Discount Security of such series that would be due and payable upon a declaration of acceleration of the Maturity thereof; (v) change the Place of Payment or Currency of Payment of principal of, or any premium or interest on, any Debt Security of such series; (vi) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or any Redemption Date therefor; (vii) reduce the above-stated percentage of Holders of Outstanding Debt Securities of such series necessary to modify or amend the Indenture or to consent to any waiver thereunder or reduce the requirements for voting or quorum described below; or (viii) modify the foregoing requirements or reduce the percentage of Outstanding Debt Securities of such series necessary to waive any past default (Section 9.2).

     Modification and amendment of the Indenture may be made by the Company and the Trustee without the consent of any Holder, for any of the following purposes: (i) to evidence the succession of another Person to the Company as obligor under the Indenture; (ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities; (iii) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (iv) to add or change any provisions of the Indenture to facilitate the issuance of Bearer Securities; (v) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no Outstanding Debt Securities of any series created prior thereto which are entitled to the benefit of such provision; (vi) to establish the form or terms of Debt Securities of any series and any related coupons; (vii) to secure the Debt Securities; (viii) to provide for the acceptance of appointment by a successor Trustee; (ix) to cure any ambiguity, defect or inconsistency in the Indenture, provided such action does not adversely affect the interests of Holders of Debt Securities of any series in any material respect; or (x) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Debt Securities, provided such action shall not adversely affect the interests of the Holders of any Debt Securities in any material respect (Section 9.1).

     The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent, waiver or other action thereunder or are present at a meeting of Holders of Debt Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, and (ii) the principal amount of a Debt Security denominated in a foreign currency or currency units shall be the Dollar Equivalent of the Currency Unit, determined on the date of original issuance of such Debt Security or, in the case of an Original Issue Discount Security, the Dollar Equivalent of the Currency Unit, determined on the date of original issuance of such Debt Security, of the amount determined as provided in (i) above (Section 3.12).

     The Indenture contains provisions for convening meetings of the Holders of Debt Securities of any series. A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of any such series, in any such case upon notice given as provided in the Indenture. Except for any consent that must be given by the Holder of each Debt Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be the Persons entitled to vote a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver that may be given by the Holders of a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Article XV).

DEFEASANCE AND DISCHARGE

     The Indenture provides that, if so specified with respect to the Debt Securities of any series, the Company will be discharged from any and all obligations in respect of the Debt Securities of such series upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with the terms will provide money in an amount sufficient to pay the principal of (and premium, if any), each installment of interest on, and any sinking fund payments on, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Debt Securities of such series. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that
(i) the Company has received from, or there has been published by, the Internal Revenue Service a rule, or (ii) since the date of the Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of

Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge, and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. In the event of any such defeasance and discharge of Debt Securities of such series, Holders of Debt Securities of such series would be able to look only to such trust fund for payment of principal of and any premium and any interest on their Debt Securities until Maturity (Section 14.2).

DEFEASANCE OF CERTAIN COVENANTS

     The Indenture provides covenants that, if so specified with respect to the Debt Securities of any series, the Company may omit to comply with the restrictive covenants described under "Certain Restrictions" above and any other covenants applicable to such Debt Securities which are subject to covenant defeasance and any such omission shall not be an Event of Default with respect to the Debt Securities of such series, upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), each installment of interest on, and any sinking fund payments on, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Debt Securities of such series. The obligations of the Company under the Indenture and the Debt Securities of such series other than with respect to such covenant shall remain in full force and effect. Such a trust may be established only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (Section 14.3).

     In the event the Company exercises its option to omit compliance with the covenants described under "Certain Restrictions" above with respect to the Debt Securities of any series as described above and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, then the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Default. The Company shall in any event remain liable for such payments as provided in the Indenture.

     Unless otherwise provided in the Prospectus Supplement, if, after the Company has deposited funds and/or U.S. Government Obligations to effect defeasance and discharge or covenant defeasance with respect to Debt Securities of any series, (a) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to the terms of such Debt Security to receive payment in a Currency other than that in which such deposit has been made in respect of such Debt Security, or (b) the Currency in which such deposit has been made in respect of any Debt Security of such series ceases to be used by its government of issuance, the Debt represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the Currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable Market Exchange Rate (Section 14.5). Unless otherwise provided in the Prospectus Supplement, all payments of principal of (and premium, if any) and interest, if any, and Additional Amounts, if any, on any Debt Security that is payable in a Foreign Currency that ceases to be used by its government of issuance shall be made in Dollars (Section 3.12).

     The Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series and any related coupons.

MEDIUM-TERM NOTES

     The Company may offer from time to time medium-term notes (the "Medium-Term Notes") as a series of Debt Securities under the Indenture. The particular terms and provisions of the Medium-Term Notes will be described in the Prospectus Supplement relating to such Medium-Term Notes.

THE TRUSTEE

     The Company from time to time maintains bank accounts and has other customary banking relationships with and obtains credit facilities and lines of credit from the Trustee in the ordinary course of business. The Trustee may also serve as trustee under other indentures covering other debt securities of the Company.

PAYMENT AND PAYING AGENTS

     Unless otherwise provided in an applicable Prospectus Supplement, principal, premium, if any, and interest, if any, and Additional Amounts, if any, on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time (Section 10.2). Unless otherwise provided in the Prospectus Supplement, payment of interest and certain Additional Amounts on Bearer Securities on any Interest Payment Date will be made only against presentation and surrender of the coupon relating to such Interest Payment Date (Section 10.1). Unless otherwise provided in the Prospectus Supplement, no payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal, premium, if any, and interest, if any, and Additional Amounts, if any, in respect of Bearer Securities payable in Dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in Dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions (Section 10.2).

     Unless otherwise provided in an applicable Prospectus Supplement, principal, premium, if any, and interest, if any, and Additional Amounts, if any, on Registered Securities will be payable at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, interest (including Additional Amounts, if any) may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by transfer to an account maintained by the payee located inside the United States. Unless otherwise provided in the Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest (Section 3.7).

     Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Debt Securities will be named in the Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are also issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York, for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise) and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any related coupons may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed upon application by the Company on any stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in any other required city located outside the United States, as the case may be, for the Debt Securities of such series (Section 10.2).

     Payments of principal of, premium, if any, and interest on Book-Entry Securities registered in the name of any Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the global security representing such Book-Entry Securities. The Company expects that the Depository, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests as shown on the records of such Depository or its nominee. None of the Company, the Trustee, any Paying Agent or the Securities Registrar for such Debt Securities will have any responsibility or liability for any aspects of the records relating to, or payments made on account of, such beneficial ownership interests in the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

CERTAIN DEFINITIONS

     "Consolidated Net Assets" means the total assets of the Company and its consolidated Subsidiaries as shown on the consolidated balance sheet of the Company for the most recently completed accounting period for which financial statements are publicly available, after deducting the amount of all current liabilities (excluding any constituting Funded Debt by reason of their being renewable or extendible).

     "Funded Debt" means indebtedness for money borrowed which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of such indebtedness for money borrowed.

     "Holder," when used with respect to any Security, means, in the case of a Registered Security, the Person in whose name the Security is registered in the Security Register and, in the case of a Bearer Security, the bearer thereof and, when used with respect to any coupon, means the bearer thereof.

     "Lien" means any pledge, mortgage, lien, charge, encumbrance or security interest.

     "Original Issue Discount Security" means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Principal Property" means any facility (together with the land on which it is erected, any future additions or improvements thereto, and all machinery and equipment included therein) used by the Company or a Subsidiary primarily for producing, processing, packaging, storing, or distributing its products, raw materials, inventories or other materials and supplies, located in the United States or Canada, owned or leased by the Company or a Subsidiary, and having an acquisition cost plus capitalized improvements in excess of 2% of Consolidated Net Assets as of the date of such determination, but shall not include any such property financed through the issuance of tax-exempt governmental obligations, or any such property or portion thereof that has been determined by Board Resolution not to be of material importance to the respective business conducted by the Company or a Subsidiary, effective as of the date such Board Resolution is adopted.

     "Significant Subsidiary" means, at any time, any Subsidiary that would be a "Significant Subsidiary" at such time, as such term is defined in Regulation S-X promulgated by the Commission, as in effect as of the date of the Indenture.

     "Subsidiary" means any corporation, partnership, limited liability company, joint venture, trust, association or unincorporated organization more than 50% of the outstanding voting interest of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

                              PLAN OF DISTRIBUTION

     The Company may sell the Debt Securities to or through underwriters, and also may sell the Debt Securities directly to other purchasers or through agents, and any such sales may be made on a continuing basis. The Prospectus Supplement with respect to the Debt Securities being offered thereby sets forth the terms of the offering of such Debt Securities, including the name or names of any underwriters or agents, the purchase price of such Debt Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Debt Securities may be listed.

     The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices.

     In connection with the sale of Debt Securities, underwriters may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters and any discounts or commissions received by them and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation will be described, in a Prospectus Supplement.

     Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act.

     If so indicated in the Prospectus Supplement, the Company will authorize the underwriters to solicit offers by certain institutions to purchase Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts providing for payment and delivery on the date stated in the Prospectus Supplement. Each such contract will be for an amount not less than, and unless the Company otherwise agrees, the aggregate principal amount of Debt Securities sold pursuant to such contracts shall not be more than, the respective amounts stated in the Prospectus Supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to the approval of the Company. Delayed Delivery Contracts will not be subject to any conditions except that the purchase by an institution of the Debt Securities covered thereby shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject.

                        VALIDITY OF THE DEBT SECURITIES

     The validity of the Debt Securities will be passed upon for the Company by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York and certain matters will be passed upon for any underwriters by Skadden, Arps, Slate, Meagher & Flom, New York, New York. Skadden, Arps, Slate, Meagher & Flom from time to time provides legal services to the Company.

                                    EXPERTS

     The financial statements and schedules included in IBP's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, which are incorporated by reference herein and in the Registration Statement, have been audited by Price Waterhouse LLP, independent public accountants, as indicated in their report with respect thereto, which is incorporated by reference herein. Such financial statements and schedules are incorporated by reference herein in reliance upon the report of Price Waterhouse LLP, given upon its authority as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the issuance and distribution of the securities being registered other than underwriting discounts and commissions, are set forth in the following table.

    Securities and Exchange Commission fee....................................  $172,414
    Printing and engraving expenses...........................................    80,000*
    Accountants' fees and expenses............................................    35,000*
    Legal fees and expenses...................................................   300,000*
    Blue Sky fees and expenses................................................    15,000*
    Trustee fees and expenses.................................................    17,500*
    Rating Agency fees........................................................   160,000*
    Miscellaneous.............................................................    10,000*
                                                                                --------
              Total...........................................................  $789,914*
                                                                                ========

---------------
* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware, as amended (the "GCL"), empowers a corporation, subject to certain limitations, to indemnify its directors and officers against actual and reasonable expenses of defending litigation against them in their capacities as directors and officers. As permitted by this section, Article VI of the Bylaws of IBP provides that IBP shall indemnify any person (a) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of IBP) by reason of the fact that he is or was a director or officer of IBP or is or was serving at the request of IBP as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of IBP, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; (b) who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of IBP to procure a judgment in its favor by reason of the fact that he is or was a director or officer of IBP, or is or was serving at the request of IBP as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of IBP, except that no indemnification shall be made in any such case in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duties to IBP unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

     The Bylaws provide that the foregoing indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in his official capacity and as to actions in any other capacity while holding office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such person.

     Under Article VI of the Bylaws, IBP is authorized to purchase and maintain insurance on behalf of any person who is or was a director or officer of IBP or is or was serving at the request of IBP as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not IBP would have the power to indemnify him against liability under the provisions of
Article VI of the Bylaws.

ITEM 16.  EXHIBITS

     The following Exhibits are filed as part of the Registration Statement:

  Exhibit 1       -- Form of Underwriting Agreement for Debt Securities*
  Exhibit 4       -- Form of Indenture between IBP and The Bank of New York, as
                  Trustee, relating to the Debt Securities**
  Exhibit 5       -- Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to the
                  legality of the Debt Securities*
  Exhibit 12      -- Statement re: Computation of Ratio of Earnings to Fixed Charges**
  Exhibit 23(a)   -- Consent of Price Waterhouse LLP**
  Exhibit 23(b)   -- Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in their opinion filed as Exhibit 5)*
  Exhibit 24      -- Power of Attorney*
  Exhibit 25      -- Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, for the
                     Debt Securities**

---------------
 * Filed herewith.

** Previously filed.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes if securities are to be offered pursuant to competitive bidding (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by purchasers is proposed to be made.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN DAKOTA CITY, STATE OF NEBRASKA, ON DECEMBER 14, 1995.

                                          IBP, inc.

                                          By:    /s/  ROBERT L. PETERSON

                                            ------------------------------------
                                                     Robert L. Peterson
                                            Chairman of the Board, President and
                                                  Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 14, 1995.

                   SIGNATURE                                        TITLE
-----------------------------------------------  --------------------------------------------

            /s/  ROBERT L. PETERSON              Chairman of the Board, President and Chief
-----------------------------------------------  Executive Officer (principal executive
              Robert L. Peterson                 officer)

                         *                       Executive Vice President -- Corporate
-----------------------------------------------  Development (principal financial officer)
                 Larry Shipley

               /s/ CRAIG J. HART                 Vice President and Controller (principal
-----------------------------------------------  accounting officer)
                 Craig J. Hart

              /s/ RICHARD L. BOND                Director
-----------------------------------------------
                Richard L. Bond

                         *                       Director
-----------------------------------------------
                John S. Chalsty

                         *                       Director
-----------------------------------------------
               Alec P. Courtelis

                         *                       Director
-----------------------------------------------
                Wendy L. Gramm

                         *                       Director
-----------------------------------------------
                David C. Layhee

              /s/ EUGENE D. LEMAN                Director
-----------------------------------------------
                Eugene D. Leman

                         *                       Director
-----------------------------------------------
                JoAnn R. Smith

                         *                       Director
-----------------------------------------------
               Dale C. Tinstman

          *By:  /s/ LONNIE O. GRIGSBY
-----------------------------------------------
               Lonnie O. Grigsby
               Attorney-in-fact

                               INDEX TO EXHIBITS

                                                                                SEQUENTIAL PAGE
   EXHIBITS                                                                         NUMBERS
--------------                                                                  ---------------
Exhibit 1         Form of Underwriting Agreement for Debt Securities*.......
Exhibit 4         Form of Indenture between IBP and The Bank of New York, as
                  Trustee, relating to the Debt Securities**................
Exhibit 5         Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to
                  the legality of the Debt Securities*......................
Exhibit 12        Statement re: Computation of Ratio of Earnings to Fixed
                  Charges**.................................................
Exhibit 23(a)     Consent of Price Waterhouse LLP**.........................
Exhibit 23(b)     Consent of Paul, Weiss, Rifkind, Wharton & Garrison
                  (included in their opinion filed as Exhibit 5)*...........
Exhibit 24        Power of Attorney*........................................
Exhibit 25        Form T-1 Statement of Eligibility under the Trust
                  Indenture Act of 1939, as amended, of The Bank of New
                  York, as Trustee, for the Debt Securities**...............

---------------
 * Filed herewith.
** Previously filed.